Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On August 1, 2019, Regional Health Properties, Inc. (the “Company”), through certain of its wholly owned subsidiaries (collectively, “Seller”), sold three skilled nursing facilities (collectively, the “Facilities”), together with substantially all of the fixtures, equipment, furniture, leases and other assets relating to such Facilities (the “Asset Sale”), to affiliates of MED Healthcare Partners LLC (collectively, “Buyer”), pursuant to that certain Purchase and Sale Agreement, dated April 15, 2019, as subsequently amended from time to time (the “PSA”), between Seller and Buyer. In connection with the Asset Sale: (i) Buyer paid to the Company a cash purchase price for the Facilities equal to $26.1 million; and (ii) the Company incurred approximately $0.4 million in sales commission expenses and transferred approximately $0.1 million in lease security deposits to Buyer.

The Facilities sold by the Company in the Asset Sale are the: (i) 182-bed skilled nursing facility commonly known as Attalla Health & Rehab located in Attalla, Alabama (the “Attalla Facility”); (ii) 100-bed skilled nursing facility commonly known as Healthcare at College Park located in College Park, Georgia (the “College Park Facility”); and (iii) 118-bed skilled nursing facility commonly known as Quail Creek Nursing Home located in Oklahoma City, Oklahoma (the “Quail Creek Facility”).

The PSA originally provided for the sale of the Facilities along with the 100-bed skilled nursing facility commonly known as Northwest Nursing Center located in Oklahoma City, Oklahoma (the “Northwest Facility”) for an aggregate purchase price of $28.5 million, with a scheduled closing date of August 1, 2019. The Sixth Amendment to Purchase and Sale Agreement, dated July 31, 2019, amended the PSA to: (i) extend the scheduled closing date for the sale of the Northwest Facility to August 30, 2019, subject to the satisfaction or waiver of customary closing conditions (provided, however, that such closing date may be further extended to September 30, 2019 if Buyer provides notice to Seller in writing by August 28, 2019 and pays to Seller a non-refundable fee of $0.075 million); and (ii) reduce the purchase price for the Northwest Facility by approximately $0.1 million for building improvements, thereby bringing the purchase price for the Northwest Facility to approximately $2.3 million. There is no assurance that the sale of the Northwest Facility will be completed by August 30, 2019 (or by September 30, 2019), or will be completed on the terms described above, or will be completed at all.

Application of Proceeds

On August 1, 2019, the Company used a portion of the proceeds from the Asset Sale to repay  approximately $21.3 million to Pinecone Realty Partners II, LLC (“Pinecone”) to extinguish all indebtedness owed by the Company under a loan agreement (the “Pinecone Credit Facility”) dated February 15, 2018, as amended from time to time, between the Company and Pinecone, with an original aggregate principal amount of $16.25 million, which was classified as current due to the Company’s noncompliance with certain covenants under the Pinecone Credit Facility. The Pinecone Credit Facility had a maturity date of August 15, 2020, bore interest of 13.5%, paid in kind interest of 2.5% per annum and was secured by the Attalla Facility, the College Park Facility and the Northwest Facility and a pledge of the equity interests in substantially all of the Company’s direct and indirect wholly owned subsidiaries. The amount repaid to Pinecone was comprised of: (i) approximately $20.7 million in principal (net of $0.1 million loan forgiveness); (ii) $0.5 million in interest; and (iii) $0.1 million in legal expenses.

Under the Pinecone Credit Facility, for a period of three months following such repayment Pinecone will continue to have: (i) a right of first refusal to provide first mortgage financing for any acquisition of a healthcare facility by the Company; and (ii) an exclusive option to refinance the Company’s existing first mortgage loan, with a balance of $5.3 million at July 31, 2019, on the Company’s 124-licensed bed skilled nursing facility located in Glencoe, Alabama known as Coosa Valley Health Care, in each case, subject to the terms and conditions of the Pinecone Credit Facility.

On August 1, 2019, the Company also used a portion of the proceeds from the Asset Sale to repay approximately $3.8 million to Congressional Bank to extinguish all indebtedness owed by the Company under a term loan agreement, dated September 27, 2013, as amended from time to time, between the Company and Congressional Bank, with an original aggregate principal of $5.0 million (the “Quail Creek Credit Facility”). The Quail Creek Credit Facility matured on June 30, 2019, bore interest at LIBOR plus 4.75% and was secured by the Quail Creek Facility. The amount repaid to Congressional Bank was comprised of $3.9 million in principal, after application of approximately $0.1 million in restricted cash.

The Company’s unaudited pro forma consolidated balance sheet as of March 31, 2019 illustrates the estimated effects of the Asset Sale as if it had occurred on such date. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 include certain pro forma adjustments to illustrate the estimated effect of the Asset Sale as if it had occurred on the first day of the earliest period presented.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the Company’s financial results as if the Asset Sale had occurred on the first day of the earliest period presented. Further, the unaudited pro forma consolidated financial statements should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2019

	Unaudited	Pro Forma Adjustments		Pro Forma
(Amounts in 000’s)	March 31, 2019			March 31, 2019
ASSETS
Current assets:
Cash	$1,533	$1,963	(1)	$3,496
Restricted cash	1,100	(145)	(2)	955
Accounts receivable, net of allowance of $42	1,001	(52)	(3)	949
Prepaid expenses and other	669	-		669
Notes receivable	667	-		667
Total current assets	4,970	1,766		6,736
Restricted cash	2,640	-		2,640
Property and equipment, net	76,422	(17,010)	(4)	59,412
Intangible assets - bed licenses	2,471	-		2,471
Intangible assets - lease rights, net	825	-		825
Right-of-use operating lease assets	39,805	5,197	(5)	45,002
Goodwill	2,105	(230)	(6)	1,875
Lease deposits and other deposits	518	-		518
Straight-line rent receivable	6,731	(932)	(7)	5,799
Notes receivable	273	-		273
Other assets	74	-		74
Total assets	$136,834	$(11,209)		$125,625
LIABILITIES AND EQUITY
Current liabilities:
Current portion of notes payable and other debt	$25,733	$(23,403)	(8)	$2,330
Accounts payable	4,229	-		4,229
Accrued expenses and other	3,336	$561	(9)	3,897
Operating lease obligation	6,033	95	(5)	6,128
Total current liabilities	39,331	(22,747)		16,584
Notes payable and other debt, net of current portion:
Senior debt, net	47,977	-		47,977
Bonds, net	6,372	-		6,372
Other debt, net	14	-		14
Operating lease obligation	35,515	5,102	(5)	40,617
Other liabilities	1,219	(140)	(10)	1,079
Deferred tax liability	44	-		44
Total liabilities	130,472	(17,785)		112,687
Stockholders’ equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 1,688 issued and outstanding at March 31, 2019	61,927	-		61,927
Preferred stock, no par value; 5,000 shares authorized; 2,812 shares issued and outstanding, redemption amount $70,288 at March 31, 2019	62,423	-		62,423
Accumulated deficit	(117,988)	6,576	(11)	(111,412)
Total stockholders' equity	6,362	6,576		12,938
Total liabilities and stockholders' equity	$136,834	$(11,209)		$125,625

Notes

1 - Pro-forma of net cash received by seller at close

2 - Release of restricted cash held by Congressional Bank

3 - Various other receivables associated with the facilities sold - not including the Northwest facility

4 – Net Book value of the facilities sold - not including the Northwest Facility

5 - Adjustment to the right of use asset and liability due to pro-forma cost of capital

6 - Goodwill of the facilities sold - not including the Northwest Facility

7 - Straight-line rent receivable removed at sale - not including the Northwest Facility

8 - Senior debt repayment of facilities sold - including the Northwest Facility

9 - Payment of accrued interest of facilities sold less an assumed $800 thousand contingent loss - including the Northwest Facility

10 - Removal of the operator lease deposit liabilities - excluding the Northwest Facility

11 -Overall impact to equity, net of gain on sale. Includes a contingent loss of $800 thousand for pending sale of the Northwest Facility

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2019
(Amounts in 000's, except per share data)

	Unaudited	Pro Forma Adjustments		Pro Forma
	March 31, 2019			March 31, 2019
Revenues
Rental revenues	$5,138	$(684)	(1)	$4,454
Management fees	239	-		239
Other revenues	47	-		47
Total revenues	5,424	(684)		4,740
Expenses
Facility rent expense	1,726	-		1,726
Cost of management fees	159	-		159
Depreciation and amortization	1,023	(154)	(2)	869
General and administrative expense	926	-		926
Provision for doubtful accounts	(172)	-		(172)
Other operating expenses	408	-		408
Total expenses	4,070	(154)		3,916
Income from operations	1,354	(530)		824
Other (income) expense:
Interest expense, net	1,654	(903)	(3)	751
Loss on extinguishment of debt	333	(277)	(4)	56
Gain on disposal of assets	(690)	(6,318)	(5)	(7,008)
Other expense	7	-		7
Total other expense, net	1,304	(7,498)		(6,194)
Income from continuing operations before income taxes	50	6,968		7,018
Income tax expense	44	-		44
Income from continuing operations	6	6,968		6,974
Income from discontinued operations, net of tax	178	-		178
Net loss	184	6,968		7,152
Preferred Stock dividend - declared	-	-		-
Preferred Stock dividend - undeclared	(2,249)	-		(2,249)
	$(2,065)	$6,968		$4,903
Net loss (income) per share of common stock attributable to Regional Health Properties, Inc.
Basic and diluted:
Continuing operations	$(1.33)	$4.12		$2.79
Discontinued operations	0.11	-		0.11
	$(1.22)	$4.12		$2.90
Weighted average shares of common stock outstanding:
Basic and diluted	1,688	-		1,688

Notes

1 - Removal of rental revenues of the facilities sold - not including the Northwest Facility

2 - Removal of depreciation of facilities sold - not including the Northwest Facility

3 - Removal of interest incurred on debt repaid - including the Northwest Facility

4 - Removal of extinguishment of debt on loans repaid less expense of capitalized deferred financing costs - including the Northwest Facility

5 - To record the gain on sale of the facilities sold. Includes a contingent loss of $800 thousand for pending sale of the Northwest Facility

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018
(Amounts in 000's, except per share data)

	Audited	Pro Forma Adjustments		Pro Forma
	December 31, 2018			December 31, 2018
Revenues
Rental revenues	$20,902	$(2,736)	(1)	$18,166
Management fees	949	-		949
Other revenues	195	-		195
Total revenues	22,046	(2,736)		19,310
Expenses
Facility rent expense	8,683	-		8,683
Cost of management fees	638	-		638
Depreciation and amortization	4,634	(631)	(2)	4,003
General and administrative expenses	3,692	(18)	(6)	3,674
Provision for doubtful accounts	4,132	-		4,132
Other operating expenses	1,059	(65)	(6)	994
Total expenses	22,838	(714)		22,124
Loss from operations	(792)	(2,022)		(2,814)
Other (income) expense:
Interest expense, net	5,929	(2,997)	(3)	2,932
Loss on extinguishment of debt	5,234	(4,919)	(4)	315
Gain on disposal of assets	-	(5,198)	(5)	(5,198)
Other expense	52	(1)	(6)	51
Total other expense, net	11,215	(13,115)		(1,900)
Loss from continuing operations before income taxes	(12,007)	11,093		(914)
Income tax benefit	(38)	-		(38)
Loss from continuing operations	(11,969)	11,093		(876)
Income from discontinued operations, net of tax	74	-		74
Net loss	(11,895)	11,093		(802)
Net loss attributable to Regional Health Properties, Inc.	(11,895)	11,093		(802)
Preferred stock dividend - declared	-	-		-
Preferred stock dividend - undeclared	(7,985)	-		(7,985)
Net loss attributable to Regional Health Properties, Inc. common stockholders	$(19,880)	$11,093		$(8,787)
Net loss per share of common stock attributable to Regional Health Properties, Inc.
Basic and diluted:
Continuing operations, after current period undeclared dividend	(11.90)	6.62		(5.28)
Discontinued operations	0.04	-		0.04
	(11.86)	6.62		(5.24)
Weighted average shares of common stock outstanding:
Basic and diluted	1,676	-		1,676

Notes

1 - Removal of rental revenues of the facilities sold - not including the Northwest Facility

2 - Removal of depreciation of facilities sold - not including the Northwest Facility

3 - Removal of interest incurred on debt repaid - including the Northwest Facility

4 - Removal of extinguishment of debt on loans repaid less expense of capitalized deferred financing costs - including the Northwest Facility

5 - To record the gain on sale of the facilities sold. Includes a contingent loss of $800 thousand for pending sale of the Northwest Facility

6 - Other items associated with the sale of the facilities - not including the Northwest Facility

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma consolidated financial statements of the Company have been prepared based on the historical balance sheet of the Company as of March 31, 2019 and the historical statements of operations for the Company for the three months ended March 31, 2018 and for the year ended December 31, 2018 after giving effect to the adjustments described in the “Notes” beneath each of the pro forma consolidated financial statements.

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, on the first day of the earliest period presented. In addition, this unaudited pro forma consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.